SIRE

Southwest Iowa Renewable Energy LLC

Farmers Fueling Our Future

www.SIREethanol.com

April 3, 2008

ANNUAL MEMBERS MEETING

Mark Drake – President and CEO

AGENDA

- Karol King-Chairman
  - Today's official meeting
- Mark Drake-CEO
  - Plant Update
- Cindy Patterson-CFO
  - Financials
- Christian Dobrauc-1st National Investment Bank
  - Institutional investment opportunities & market analysis
- Bill Holbrook-Pro Exporter Network
  - Grain market analysis and outlook
- Closing remarks – Q&A

Contains forward-looking statements. For important factors that may cause actual results to be materially different see SIRE's Form 10, on file with the SEC and posted on our website.

INTRODUCTIONS

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future

Board of Directors


Hubert Houser


Karol King


Ted Bauer


Michael Guttau


Bailey Ragan


Michael Scharf


Greg Krissek


Dave Gardels

INTRODUCTIONS

SIRE Staff


Mark Drake


Cindy Patterson


Max Harris


Amy Kalstrup


Laura Schultz


Ginny Houser

INDUSTRY FACTS

Growing pains

- Expected capacity in Aug 08 = 11.5 B gal
- Annual ethanol usage for crop year 07/08 is 8.3 B gal
  - April 07 = $1.98/gal versus April 08 = $2.66/gal
- Iowa has 29 plants producing 2.1 B gal
- Iowa has 14 plants under construction or expanding to produce 1.4 B gal
- Energy Bill – Signed Dec 2007 for 36B gal by 2022, 15B from corn
- Costs to build have significantly increased
- Cost to operate – Corn, NG have increased
- Building has slowed
- Consolidation – Verasun/US Bio

SIGNIFICANT EVENTS TO DATE

- LLC organization – March 2005
- Groundbreaking – Nov 2006
- Air permit award by the DNR – April 2007
- Loan closing with AgStar – May 2007
- ICM mobilization – May 2007
- Tax abatement awarded by Pott County – June 2007
- Form 10 completed – February 2008
- Bridge loan closing – March 2008
- SEC registration – March 2008

PARTNERS

- Bunge NA
- ICM
- SIRE Engineering team
- Husch Blackwell
- Todd & Sargent
- MidAmerican Energy
- McGladrey
- HGM
- Thiele Geotech
- Kreifels Excavating
- Iowa Interstate Railroad
- AgStar Financial
- 1st National Investment Bank
- Deloitte
- Constellation Energy
- Design 9
- Prairie Construction
- Midwest Underground
- Lansing

PLANT UPDATE

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future

- Site development 95% complete

May 2007



March 2008



April 2007



March 2008



PLANT UPDATE

- Rail installation 60% complete



North Rail Line



South Rail Loop



PLANT UPDATE

- Grain Storage and Handling 75% complete



DDG Building and Silos



Conveyer from Grain Receiving Area

PLANT UPDATE

- Process completion 35% complete


Evaporator Pumps


Heat Exchangers


East to West Hallway- Process Area


Stairway to Mezzanine Area

PLANT UPDATE

- Steam turbine & pipeline 15% complete




hgm
SOUTHWEST IOWA INDUSTRIAL PARK
EXHIBIT
1 OF 1

PERMITTING

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future

COMPLETED

- Air construction permit
- Water Permit (608 M gal/yr)
- NPDES (non-contact water discharge)
- Bridge crossing over Pony Creek
- RR bridge crossing Pony Creek
- Flood plain permit
- Storm water discharge (2)
- Driveway entrance permits

ITEMS TO COMPLETE

- Ethanol ECS
- Spill Prevention Controls & Countermeasures Plan
- Facility Response Plan
- Site Security Plan
- Operations Monitoring Plan
- Air Permit to Operate
- City of Council Bluffs Floodplain Permit
- CBWW Consent

Keys to a Successful Ethanol Project

Goal: Low cost producer

- Community Support
- People (trained)
- Corn availability (net corn costs)
- Energy (steam, electricity)
- Water availability
- Transportation availability (rail, truck)

ORGANIZATIONAL STRUCTURE


NOTE
Salaried Employee
SIRE ETHANOL PLANT
ESTIMATED STAFFING
52 PERSONNEL
GENERAL MANAGER
PLANT MANAGER
Office Manager Safety Coordinator
Receptionist Office Assistant
$10-13/HOUR
Investor relations
$10-13/HOUR
Operations Manager
Shift Supervisors (4)
Production Operators (12)
*DEPENDS ON STATE Utility/Boiler/loader Operators (2)
Corn/DDg RAIL Attendants (7)
ETOH Truck/Rail Attendants (2)
Entry Floater (2) Grounds Keeper
Maintenance Manager Environmental
Maintenance Workers (5)
Instrument Technician
Lab Manager
Lab Assistant (1)
Grain Sampling and Records (2)
Controller/CPA HR Administrator
Grain Receipts Clerk (1)
Accounts Payable(1)
Accounts Receivable (1)

Hiring Timeline


April
May
June
July
July
August
September
October
November
December
Plant Manager
Operations Manager
Lab Manager
Operations
Maintenance
Lab Technicians
Office

Local Ag Producer investor locations



Corn Availability by county (Dark green=35mil bu)
Units per investor location (black<10, red>10)
head of cattle including dairy
Corn plant proximity (grind volume in bu/day)
55,000 head
40,000 head
SIRE 111,000 bu/day
20.0 mi
40.0 mi
NEBRASKA
IOWA
MISSOURI
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SIRE Advantages

- 10 year MidAm steam contract – Price locked in for 3 years, indexed to coal thereafter
  - Steam turbine/pipeline cap x payback estimate < 2 years if NG @ $9.00/MMBtu
- Transportation:
  - Rail service – multiple carriers (IAIS, UP, BN, CP, KCS)
  - Highway access – Two major interstates
  - Missouri River access
  - NCRA pipeline to tank farm
- Sufficient water supply – Missouri River aquifer verified to sustain 2 mgpd (plant will use <1 mgpd @ 110 mgpy production rate)

PROJECT BUDGET

Uses	At 3/15/07	Budget Changes	Budget Changes As of 2-18-08
Plant Construction-Design & Build	$ 118,000,000	$ -	$ 118,000,000
Steam System, Inclu. Turbine	$ 13,000,000	$ 6,882,955	$ 19,882,955
Steamline Cleaning		$ 600,000	$ 600,000
Turbine Start Up Procedures		$ 150,000	$ 150,000
Grain and DDGS Storage and Handling	$ 9,700,000	$ (87,023)	$ 9,612,977
Rail Spur	$ 8,373,435	$ 3,261,848	$ 11,635,283
Site Development	$ 7,756,434	$ 2,821,878	$ 10,578,312
Electrical	$ -	$ 3,904,273	$ 3,904,273
Boilers (Backup)	$ -	$ 6,670,000	$ 6,670,000
Natural Gas	$ 1,500,000	$ 307,000	$ 1,807,000
Scales and Probe	$ -	$ 750,000	$ 750,000
Water Treatment	$ 1,560,000	$ 470,000	$ 2,030,000
Construction Contingency	$ -	$ 3,253,722	$ 3,253,722
Sales Tax Contingency	$ 2,367,731	$ 900,962	$ 3,268,693
Land (net of sale to MidAm)	$ 2,361,000	$ (296,910)	$ 2,064,090
Permitting - Emissions Monitoring	$ 300,000	$ -	$ 300,000
Administrative Building	$ 500,000	$ 160,000	$ 660,000
Office Equipment	$ 80,000	$ -	$ 80,000
Computers, Software, Network	$ 175,000	$ 125,000	$ 300,000
Insurance	$ 370,900	$ 29,100	$ 400,000
Captilized Interest	$ 4,707,000	$ 693,000	$ 5,400,000
Startup Costs		$ -	
Organizational & Development	$ 3,297,000	$ 2,127,414	$ 5,424,414
Pre-Production Costs	$ 2,205,000	$ (405,330)	$ 1,799,670
Financing Costs	$ 991,500	$ 422,500	$ 1,414,000
Cost of Capital	$ -	$ -	
Misc Plant Equipment PPE)	$ -	$ 2,000,000	$ 2,000,000
Working Capital		$ -	
Initial Cash Position	$ 1,000,000	$ -	$ 1,000,000
Inventory - Corn	$ 3,500,000	$ -	$ 3,500,000
Inventory - Chemicals	$ 800,000	$ -	$ 800,000
Inventory - Spare Parts	$ 500,000	$ 250,000	$ 750,000
Inventory - Ethanol	$ 5,300,000	$ -	$ 5,300,000
Inventory - DDGS	$ 1,300,000	$ -	$ 1,300,000
Grand Total Uses	**$ 189,645,000**	**$ 34,990,389**	**$ 224,635,389**

PROFITIBILITY SCENARIOS

SIRE

- Corn @ $5.00/bu
- Energy @ reduced rate compared to NG
- DDGS @ $145/T (assume 100% dry)
- Ethanol @ $2.45/gal

Advantage of $0.13/gal

Plant Equivalent

- Corn @ $5.00/bu
- Energy @ $9.00/mmbtu
- DDGS @$145/T (assume 100% dry)
- Ethanol @ $2.45/gal

SIRE

Southwest Iowa Renewable Energy LLC

Farmers Fueling Our Future

www.SIREethanol.com

Thank you